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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of report (Date of earliest event
                            reported) March 22, 2006

                            West Pointe Bancorp, Inc.
                  ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

   Illinois                             0-30505                  36-4149655
---------------                       ------------           -------------------
(State or Other                       (Commission               (IRS Employer
Jurisdiction of                       File Number)           Identification No.)
Incorporation)

       West Pointe Bancorp, Inc.
         5701 West Main Street                                      62226
          Belleville, Illinois                               -------------------
----------------------------------------                          (Zip Code)
(Address of Principal Executive Offices)

                                 (618) 234-5700
                   ----------------------------------------
              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Employment, Consulting and Non-Competition Agreement and Split-Dollar Agreement with Harry E. Cruncleton

On March 22, 2006, West Pointe Bank And Trust Company (the "Bank"), a wholly-owned subsidiary of West Pointe Bancorp, Inc. (the "Company") entered into an amended and restated employment, consulting and non-competition agreement dated January 12, 2000 by and between the Bank and Harry E. Cruncleton, Chairman of the Board of the Company. The agreement, as amended and restated, provides that the Bank will pay Mr. Cruncleton each year for a period of 10 years after termination of employment the greater of (i) an amount equal to 50% of Mr. Cruncleton's annual base salary for the calendar year ending prior to the date of termination of employment, or (ii) an amount equal to 50% of Mr. Cruncleton's annual base salary as of the date of termination of employment (in either case, the "Payment"). In the event Mr. Cruncleton's spouse survives him, the Bank will pay the Payment to Mrs. Cruncleton; in such event, the Payment would continue until the earlier of Mrs. Cruncleton's death or the tenth anniversary of commencement of the Payment. Mr. Cruncleton agreed to make himself available to provide consulting services to the Bank for a period of ten years following his termination of employment. The agreement also provides that Mr. Cruncleton generally will not compete with the Bank during the term of his employment and for a period of 10 years thereafter. A copy of the agreement, as amended and restated, is attached hereto as Exhibit 10.1. This description of the amended and restated agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the amended and restated agreement attached hereto as an exhibit.

Also on March 22, 2006, the Bank amended and restated the split dollar agreement dated December 12, 2000 by and between the Bank and Harry E. Cruncleton. The agreement provides that the Bank will be the beneficiary of the net death proceeds (the net cash surrender value of the policy on February 1, 1996 plus the total premiums paid by the Bank since that date) under any life insurance policy insuring Mr. Cruncleton's life; however, Mr. Cruncleton has the right to designate the beneficiary of the death proceeds in excess of the net death proceeds. The Bank is required to give Mr. Cruncleton the option to purchase the policy before selling, surrendering, terminating or transferring ownership of the policy. Upon termination of Mr. Cruncleton's employment following a change of control of the Company or the Bank, the Bank is required to maintain the policy in full force and effect; however, the Bank may replace the policy with comparable insurance. The agreement also sets forth the procedures by which a claimant may make a claim for benefits. The Bank can amend or terminate the agreement at any time prior to a change of control of the Company or the Bank; however, following such a change of control, the agreement may be amended or terminated only by a written agreement between the Bank and Mr. Cruncleton. A copy of the agreement, as amended and restated, is attached hereto as Exhibit
10.2. This description of the amended and restated agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete copy of the amendment attached hereto as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

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
Exhibit Number    Description of Exhibit
--------------    --------------------------------------------------------------
10.1              Amended and Restated Employment, Consulting and Non-Competition
                  Agreement with Harry E. Cruncleton

10.2              Amendment and Restatement of Split-Dollar Agreement with
                  Harry E. Cruncleton

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WEST POINTE BANCORP, INC.
                                  (Registrant)

Date: March 24, 2006              By: /s/ Bruce A. Bone
                                      ------------------------------------
                                      Name: Bruce A. Bone
                                      Title: Executive Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number    Description of Exhibit
--------------    ----------------------------------------------------------------
10.1              Amended and Restated Employment, Consulting and Non-Competition
                  Agreement with Harry E. Cruncleton

10.2              Amendment and Restatement of Split-Dollar Agreement with Harry
                  E.Cruncleton